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                                                                    Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of Mack-Cali Realty Corporation on Forms S-3 (File Nos. 333-44433, 333-44441, 333-25475, 333-09875, 333-19101, 333-09081, 33-96542, and
33-96538) and Forms S-8 (File Nos. 333-44443, 33-91822, 333-18725, 333-19831,
333-32661) of our report dated April 6, 1998 on our audit of the Statement of Revenue and Certain Expenses for McGarvey Portfolio, of our report dated March 29, 1998 on our audit of the Statement of Revenue and Certain Expenses for 500 West Putnam, of our report dated March 27, 1998 on our audit of the Statement of Revenue and Certain Expenses for Mountainview, of our report dated March 30, 1998 on our audit of the Statement of Revenue and Certain Expenses for Cielo Center, of our report dated April 8, 1998 on our audit of the Statement of Revenue and Certain Expenses for the Pacifica Portfolio, of our report dated May 29, 1998 on our audit of the Statement of Revenue and Certain Expenses for 500 College Road East, of our report dated May 29, 1998 on our audit of the Statement of Revenue and Certain Expenses for the D.C. Portfolio, of our report dated May 30, 1998 on our audit of the Statement of Revenue and Certain Expenses for 400 South Colorado, and of our report dated June 4, 1998 on our audit of the Statement of Revenue and Certain Expenses for 3600 S. Yosemite, which reports are included in this Current Report on Form 8-K/A.



/s/ Schonbraun Safris McCann Bekritsky & Co., L.L.C.
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Schonbraun Safris McCann Bekritsky & Co., L.L.C.
Roseland, New Jersey
August 5, 1998